Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-57577, 333-61780, 333-34261, 333-108163 and 333-120906) of Kendle International Inc. of our reports dated November 1, 2006 and June 23, 2006 relating to the financial statements of Phases II-IV Clinical Services Business of Charles River Laboratories International Inc., which appear in the Current Report on Form 8-K of Kendle International Inc. dated November 1, 2006.
/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
November 1, 2006